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CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT



                          CERTIFICATIONS PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Anton Dist. Inc., a Montana corporation (the "Company"), on Form 10-Q for the quarter ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), Kenneth Larsen, Chief Executive Officer of the Company and Lance R. Larsen, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/   Kenneth T. Larsen
      Kenneth T. Larsen
   Chief Executive Officer
   February 25, 2004



/s/ Lance R. Larsen
   Lance R. Larsen
Chief Financial Officer
February 25, 2004

[A signed original of this written statement required by Section 906 has been provided to Anton Dist. Inc. and will be retained by Anton Dist. Inc.
and furnished to the Securities and Exchange Commission or its staff upon request.]